Exhibit 10.11

MERGER OF THE
COOPER CAMERON CORPORATION
SAVINGS-INVESTMENT PLAN FOR HOURLY EMPLOYEES
WITH AND INTO THE
COOPER CAMERON CORPORATION
RETIREMENT SAVINGS PLAN

     WHEREAS, Cooper Cameron Corporation (the “Company”) sponsors the Cooper Cameron Corporation Retirement Savings Plan (the “Retirement Savings Plan”) and the Cooper Cameron Corporation Savings-Investment Plan for Hourly Employees (the “Brookshire Plan”); and

     WHEREAS, the Company desires that the Brookshire Plan be merged with and into the Retirement Savings Plan, effective as of February 1, 2005;

     NOW, THEREFORE, effective as of February 1, 2005 (the “Plan Merger Date”), in consideration of the foregoing and notwithstanding any provisions of the Brookshire Plan and the Retirement Savings Plan to the contrary, the Brookshire Plan shall be merged with and into the Retirement Savings Plan as follows:

     1. The Brookshire Plan is hereby amended, restated, and merged with and into the Retirement Savings Plan, with the result that the provisions of the Retirement Savings Plan, as modified herein, replace in their entirety the provisions of the Brookshire Plan. Any provisions of the Retirement Savings Plan required to have an earlier effective date by applicable statute and/or regulation shall be effective as of the required effective date in such statute and/or regulation and shall apply, as of such required effective date, to the Brookshire Plan as if included therein.

     2. Each Participant of the Brookshire Plan as of the Plan Merger Date (“Brookshire Participant”), shall become a Member of the Retirement Savings Plan as of such date (if such Brookshire Participant is not already a Member of the Retirement Savings Plan as of such date).

     3. The trustee of the Brookshire Plan shall be directed to transfer the assets of the Brookshire Plan to the trustee of the Retirement Savings Plan as soon as administratively feasible after the Plan Merger Date. All assets shall be transferred in kind. In order to ensure an orderly transition with respect to the transferred assets of the Brookshire Plan, the Plan Administrator may, in its discretion, temporarily prohibit or restrict withdrawals, loans, execution of, change to, or revocation of a compensation deferral election, change of investment designation of plan account balances, or transfer of amounts in accounts from one investment fund to another investment fund, or other activity as the Plan Administrator deems appropriate; provided that any such temporary cessation or restriction of such activity shall be in compliance with applicable law. Amounts transferred shall remain invested in such investment fund or funds available under the Brookshire Plan in which they were invested immediately prior to the Plan Merger Date. Such transferred amounts shall remain invested in such fund or funds until the Brookshire Participants make new investment designations with respect to such amounts in accordance with the provisions of the Retirement Savings Plan as in effect on the date of such investment designations.

     4. Amounts credited to Brookshire Participants’ accounts under the Brookshire Plan shall be credited to corresponding accounts under the Retirement Savings Plan as follows:

(i)	Amounts, if any, credited to a Brookshire Participant’s “Employee Before-Tax Contributions” subaccount under his “Separate Account” under the Brookshire Plan shall be credited to such participant’s “Basic Account” under the Retirement Savings Plan;

(ii)	Amounts, if any, credited to a Brookshire Participant’s “Employer Matching Contributions” subaccount under his “Participant Account” under the Brookshire Plan shall be credited to such participant’s “Matching Account” under the Retirement Savings Plan; and

(iii)	Amounts, if any, credited to a Brookshire Participant’s “Employee After-Tax Contributions” subaccount under his “Participant Account” under the Brookshire Plan shall be credited to such participant’s “Supplemental Account” under the Retirement Savings Plan.

Subaccounts shall be created under the respective Retirement Savings Plan accounts for the transferred amounts and earnings thereon (the “Grandfathered Subaccounts”) in order to preserve optional forms of benefit and rights in accordance with Paragraph 6.

     5. Immediately after the merger and transfer of assets described in Paragraphs 1 and 3 above, each Brookshire Participant who becomes or continues to be a Member of the Retirement Savings Plan shall, in the event the Retirement Savings Plan is then terminated, be entitled to a benefit which is equal to or greater than the benefit to which such participant would have been entitled under the Brookshire Plan and, if applicable, the Retirement Savings Plan immediately prior to such transfer if the Brookshire Plan and, if applicable, the Retirement Savings Plan had then been terminated. The provisions of the preceding sentence shall be construed under applicable federal regulations pursuant to Section 208 of the Employee Retirement Income Security Act of 1974 and Section 414(l) of the Internal Revenue Code of 1986, as amended (the “Code”).

     6. With respect to the Grandfathered Subaccounts of Brookshire Participants, the Retirement Savings Plan shall preserve all optional forms of benefit and rights required to be preserved pursuant to Section 411(d)(6) of the Code, and any Treasury regulations issued thereunder, as amended from time to time, including, but not limited to, the optional forms of benefit and rights described on Appendix A hereto.

     7. The loan procedures available to Members under Article IX of the Retirement Savings Plan, shall be applicable to a Brookshire Participant’s vested interest in his Separate Accounts under the Retirement Savings Plan; provided, however, that any loan made to a Brookshire Participant under the Brookshire Plan before the Plan Merger Date shall be administered by the Plan Administrator in accordance with Section 7.1 of the Brookshire Plan.

     8. The beneficiary designations of each Brookshire Participant in effect under the Brookshire Plan on the Plan Merger Date shall remain in effect under the Retirement Savings Plan unless and until such participant executes a new beneficiary designation in accordance with the provisions of the Retirement Savings Plan; provided, however, that all Account balances in the Retirement Savings Plan from and after the Plan Merger Date (including amounts transferred from the Brookshire Plan) shall be subject to any beneficiary designation executed by a Brookshire Participant who was also a Member of the Retirement Savings Plan prior to the Plan Merger Date, regardless of whether such beneficiary designation was executed before the Plan Merger Date, unless and until such time as such Brookshire Participant executes a new beneficiary designation form under the Retirement Savings Plan; and provided further, however, that if the preceding proviso applies to a Brookshire Participant, any beneficiary designation executed by such Participant under the Brookshire Plan prior to the Plan Merger Date shall become null and void as of the Plan Merger Date.

     9. Each capitalized term used in this instrument shall have the meaning ascribed to such term under the Brookshire Plan or the Retirement Savings Plan, as applicable, unless otherwise defined herein.

     10. Except to the extent required under applicable law, the benefits and rights under the Brookshire Plan of any Brookshire Participant who terminates employment prior to the Plan Merger Date shall be governed by the terms and provisions of the Brookshire Plan as in effect on the date of such termination of employment.

     11. As to affected individuals, the Retirement Savings Plan is hereby amended to reflect and incorporate the provisions of this instrument. Any provision of the Brookshire Plan or the Retirement Savings Plan which is inconsistent with any provision of this instrument shall be considered to be and hereby is amended by this instrument.

     EXECUTED this 20th day of January, 2005, effective for all purposes as provided above.

COOPER CAMERON CORPORATION
/s/ Jane Schmitt
By:____________________________________________
Title: Name:	Jane Schmitt VP, Human Resources

APPENDIX A
to
MERGER OF THE
COOPER CAMERON CORPORATION
SAVINGS-INVESTMENT PLAN FOR HOURLY EMPLOYEES
WITH AND INTO THE
COOPER CAMERON CORPORATION
RETIREMENT SAVINGS PLAN

This Appendix A shall apply to the Grandfathered Subaccounts of Brookshire Participants in lieu of certain otherwise applicable provisions of the Retirement Savings Plan. To the extent the provisions of this Appendix A conflict with other provisions of the Retirement Savings Plan, this Appendix A shall control with respect to the Grandfathered Subaccounts of Brookshire Participants.

     1. Matching and Supplemental Account Withdrawals. In addition to the withdrawal rights contained in Article VIII of the Retirement Savings Plan, a Brookshire Participant may withdraw all (but not less than all) of the balances of his Grandfathered Subaccounts (to the extent vested) under his Matching and/or Supplemental Accounts under the Retirement Savings Plan at any time. A Brookshire Participant who makes such a withdrawal shall be suspended from making contributions to the Retirement Savings Plan for a period of at least six months after the date of such withdrawal and shall not be permitted to make another withdrawal pursuant to Article VIII of the Retirement Savings Plan until he has resumed making Basic Contributions for at least 12 months.

A-1